Delek Logistics Partners, LP Reports First Quarter 2013 Results

Strong Quarter Exceeds Expectations, Distribution for First Quarter Increases

BRENTWOOD, Tenn., May 7, 2013 (BUSINESS WIRE) -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics"), a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure, today announced financial results for the quarter ended March 31, 2013.

For the first quarter 2013, Delek Logistics reported net income of $12.2 million, or $0.50 per limited partner unit. Distributable cash flow of $13.2 million was 23 percent better than the forecast provided in the prospectus filed with the Securities and Exchange Commission on November 1, 2012 (the “Prospectus”). Earnings before interest, taxes depreciation and amortization (“EBITDA”) was $15.5 million for this period.

Distribution Update

Delek Logistics declared a regular cash distribution of approximately $9.4 million, or $0.385 per unit payable on May 15, 2013, which equates to $1.54 per unit on an annualized basis. This will be the first full quarter distribution for Delek Logistics unitholders and represents a 2.7 percent increase from Delek Logistics' minimum quarterly distribution of $0.375 per unit, or $1.50 per unit on an annualized basis.

Management of the general partner of Delek Logistics intends to recommend to its Board of Directors that the quarterly distribution increase to $0.395 per unit for the quarter ending June 30, 2013. If approved, this would represent a 5.3 percent increase from the Partnership's minimum quarterly distribution of $0.375 per unit and a 2.6 percent increase from the most recently declared distribution of $0.385 per unit.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner, remarked: “Our operations performed well during the first quarter 2013. Delek Logistics' EBITDA and distributable cash flow exceeded our expectations, driven by strong performance in our west Texas marketing business and higher volumes in our SALA Gathering System. Our wholesale gross profit also benefited from the sharp increase in the value of RINs associated with our ongoing ethanol blending activity in our operations. Going forward, if the value of RINs remains elevated we should continue to benefit in our wholesale operations. We increased our quarterly distribution and remain focused on delivering both growth and value as we explore opportunities to expand. During the second half of 2013, we expect our agreements with our sponsor, Delek US, will give us the opportunity to purchase logistics assets from Delek US, which should provide a solid foundation for growth.”

Financial Results

Delek Logistics commenced operations on November 7, 2012 upon the completion of its initial public offering (the “Offering”) and the concurrent contribution of certain assets from its sponsor, Delek US Holdings, Inc. (NYSE: DK). For accounting purposes, the results from operations prior to the Offering from the assets and entities that were contributed to us concurrent with the Offering, were attributed to Delek Logistics Partners, LP Predecessor (our “Predecessor”). Therefore, results from operations for the three months ended March 31, 2012 show the results of the Predecessor. Because management believes results presented from this prior year period are not directly comparable, this earnings release focuses on results from operations during the first quarter 2013.

Revenues for the first quarter 2013 were $210.9 million and contribution margin was $17.2 million. Results from the Wholesale Marketing and Terminalling segment were better than previously forecast in the Prospectus primarily due to performance in west Texas. Demand for refined products in west Texas benefited from continued economic growth in the region as oil drilling activity increased. Both the margin per barrel of $3.69 and volume of 16,555 barrels per day in west Texas were higher than previously forecast. The margin per barrel included approximately $1.8 million of revenue, or $1.18 per barrel, from the sale of renewable identification numbers (RINs) related to ongoing ethanol blending activities.

The Pipeline and Transportation segment's performance during this period primarily benefited from throughput of 22,130 barrels per day in the SALA Gathering System, which exceeded the forecast provided in the Prospectus.

Total operating expenses of $5.9 million were higher than expected primarily due to $1.0 million of expenses associated with the crude oil release at the Partnership's Magnolia Station in March 2013. Pursuant to the Omnibus Agreement with Delek US, the Partnership's costs related to this crude oil release are not expected to exceed the $1.0 million incurred during the first quarter. General and administrative expenses of $1.7 million were below expectations.

As of March 31, 2013, Delek Logistics had a cash balance of $19.0 million and total debt was $90.0 million.

First Quarter 2013 Results | Conference Call Information

Delek Logistics will hold a conference call to discuss its first quarter 2013 results on May 8, 2013 at 9:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekLogistics.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary software. For those who cannot listen to the live broadcast, a telephonic replay will be available through August 8, 2013 by dialing (855) 859-2056, passcode 41638349. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.

About Delek Logistic Partners, LP

Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets. Delek Logistics' assets and operating results are reported in two segments:

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Pipelines and Transportation: Approximately 200 miles of transportation pipelines and a 600 mile crude oil gathering system, in addition to associated storage facilities with 1.7 million barrels of active shell capacity supporting Delek US' El Dorado and Tyler refineries. Additionally, this segment includes the Paline pipeline, a 185 mile crude oil pipeline from Longview to Nederland, Texas.

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Wholesale Marketing and Terminalling: Includes a wholesale marketing business in Texas and light product terminals, located in Abilene, Big Sandy and San Angelo, Texas, and in Nashville and Memphis, Tennessee.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US Holdings, thereby subjecting us to Delek US Holdings' business risks, risks relating to the securities markets generally, the impact of adverse market conditions affecting the business of Delek Logistics, adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Factors Affecting Comparability:

The following tables present financial and operational information for the three months ended March 31, 2013 and 2012. Delek Logistics commenced operations on November 7, 2012 upon successful completion of its initial public offering (the "Offering") and the concurrent contribution of certain assets from its sponsor, Delek US. For accounting purposes, the results from operations prior to November 7, 2012 from the assets and entities that were contributed to us concurrent with the Offering, were attributed to Delek Logistics Partners, LP Predecessor (our “Predecessor”). Because many of these assets were historically a part of the integrated operations of Delek US, the Predecessor generally recognized the costs and most revenue associated with the gathering, pipeline, transportation, terminalling and storage services provided to Delek US on an intercompany basis or charged low or no throughput or storage fees for transportation.

Non-GAAP Disclosures:

EBITDA and Distributable Cash Flow. Delek Logistics defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. Distributable cash flow is defined as EBITDA less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances.

EBITDA and distributable cash flow are non-U.S. GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•our ability to incur and service debt and fund capital expenditures; and

•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing our financial condition, our results of operations and cash flow our business is generating. EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other companies in our industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the tables below for a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Three Months Ended	Three Months Ended
($ in thousands)	March 31, 2013	March 31, 2012
		Predecessor
Reconciliation of EBITDA to net income:
Net income	$12,204	2,511
Add:
Income tax (benefit) expense	122	1,920
Depreciation and amortization	2,352	2,134
Interest Expense, net	817	488
EBITDA	$15,495	$7,053

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$1,980	$6,537
Less: Amortization of unfavorable contract liability to revenue	667	—
Amortization of deferred financing costs	(299)	(47)
Accretion of asset retirement obligations	(35)	(25)
Deferred taxes	1	(1,734)
Loss on asset disposals	—	(5)
Stock-based compensation expense	—	(16)
Changes in assets and liabilities	12,242	(65)
Income taxes	122	1,920
Interest expense, net	817	488
EBITDA	$15,495	$7,053

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$15,495
Less: Cash interest, net	518
Less: Maintenance and Regulatory capital expenditures	933
Less: Capital improvement expenditures	343
Add: Reimbursement from Delek for capital expenditures	310
Less: Income tax expense	122
Less: Amortization of unfavorable contract liability	667
Distributable cash flow	$13,222

Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
	March 31,	December 31,
	2013	2012

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$18,980	$23,452
Accounts receivable	37,886	27,725
Inventory	24,499	14,351
Deferred tax assets	14	14
Other current assets	362	169
Total current assets	81,741	65,711
Property, plant and equipment:
Property, plant and equipment	173,576	172,300
Less: accumulated depreciation	(20,841)	(18,790)
Property, plant and equipment, net	152,735	153,510
Goodwill	10,454	10,454
Intangible assets, net	12,178	12,430
Other non-current assets	3,698	3,664
Total assets	$260,806	$245,769
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$33,377	$21,849
Accounts payable to related parties	2,148	10,148
Current portion of revolving credit facility	—	—
Fuel and other taxes payable	5,577	4,650
Accrued expenses and other current liabilities	7,865	3,615
Total current liabilities	48,967	40,262
Non-current liabilities:
Revolving credit facility	90,000	90,000
Asset retirement obligations	1,475	1,440
Deferred tax liabilities	13	17
Other non-current liabilities	9,208	9,625
Total non-current liabilities	100,696	101,082
Equity:
Predecessor division equity	—	—
Common unitholders - public (9,200,000 units issued and outstanding at March 31, 2013 and December 31, 2012, respectively)	181,253	178,728
Common unitholders - Delek (2,799,258 units issued and outstanding at March 31, 2013 and December 31, 2012, respectively)	(126,361)	(127,129)
Subordinated unitholders - Delek (11,999,258 units issued and outstanding at March 31, 2013 and December 31, 2012, respectively)	56,165	52,875
General Partner unitholders - Delek (489,766 units issued and outstanding at March 31, 2013 and December 31, 2012, respectively	86	(49)
Total equity	111,143	104,425
Total liabilities and equity	$260,806	$245,769

Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
	Three Months Ended March 31,

	2013	2012
		Predecessor
	(In thousands, except unit and per unit data)
Net sales	$210,894	$239,084
Operating costs and expenses:
Cost of goods sold	187,860	225,409
Operating expenses	5,862	4,210
General and administrative expenses	1,677	2,407
Depreciation and amortization	2,352	2,134
Loss (gain) on sale of assets	—	5
Total operating costs and expenses	197,751	234,165
Operating income	13,143	4,919
Interest expense, net	817	488
Net income before income tax (benefit) expense	12,326	4,431
Income tax expense	122	1,920
Net income	$12,204	$2,511

Less: General partner's interest in net income (2%)	244
Limited partners' interest in net income	$11,960

Net income per limited partner unit:
Common units - (basic and diluted)	$0.50
Subordinated units - Delek (basic and diluted)	$0.50

Weighted average limited partner units outstanding:
Common units - basic	11,999,258
Common units - diluted	12,092,922
Subordinated units - Delek (basic and diluted)	11,999,258

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2013	2012
		Predecessor
Cash Flow Data
Cash flows provided (used in) by operating activities:	$1,980	$6,537
Cash flows used in investing activities:	(1,276)	(24,285)
Cash flows provided by financing activities:	(5,176)	17,740
Net increase in cash and cash equivalents	$(4,472)	$(8)

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Three Months Ended March 31, 2013
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$13,537	$197,357	$210,894
Operating costs and expenses:
Cost of goods sold	—	187,860	187,860
Operating expenses	4,621	1,241	5,862
Segment contribution margin	$8,916	$8,256	17,172
General and administrative expenses			1,677
Depreciation and amortization			2,352
Loss on disposal of assets			—
Operating income			$13,143
Total assets	$163,047	$97,759	$260,806

Capital spending
Maintenance capital spending	$790	$143	$933
Expansion capital spending	338	5	343
Total capital spending	$1,128	$148	$1,276

	Three Months Ended March 31, 2012 Predecessor
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$6,680	232,404	$239,084
Operating costs and expenses:
Cost of goods sold	—	225,409	225,409
Operating expenses	3,278	932	4,210
Segment contribution margin	$3,402	$6,063	9,465
General and administrative expenses			2,407
Depreciation and amortization			2,134
Loss on disposal of assets			5
Operating income			$4,919
Total assets	$110,632	$119,248	$229,880

Capital spending
Maintenance capital spending	$—	$475	$475
Expansion capital spending	$376	$162	$538
Total capital spending	$376	$637	$1,013

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Three Months Ended March 31,
	2013	2012
		Predecessor
Throughputs (average bpd)
Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	45,018	52,969
Refined products pipelines to Enterprise Systems	43,359	46,823
SALA Gathering System	22,130	19,710
East Texas Crude Logistics System	51,147	50,388
Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	53,086	53,528
West Texas marketing throughputs (average bpd)	16,555	15,383
West Texas marketing margin per barrel	$3.69	$2.24
Bulk Biofuels	—	4,210
Terminalling throughputs (average bpd)	13,836	18,059

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or
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